EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-04524, 33-74026 and 33-89146) and in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-21557) of Data Broadcasting Corporation of our report dated August 13, 1998 appearing on page 20 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 35 of this Form 10-K.


/s/  PricewaterhouseCoopers LLP


Salt Lake City, Utah
September 25, 1998